Exhibit 99.1

Rural Cellular Corporation
Fourth Quarter 2003
Financial Results Teleconference Commentary
February 25th, 2004

Teleconference Administrative Topics
Chris Boraas

•	Good morning, everyone.

•	As a reminder, this call is being broadcast live through our Web site, at WWW.RCCWIRELESS.COM.

•	An archive will also be made available in the investor relations’ section of our Web site.

•	In addition, after the completion of this call, a dial-in replay will be available through March 3, 2004.

•	We plan to file our Form 8-K including as an exhibit the prepared text from today’s teleconference.

•	Additionally, we expect to file our Form 10-K within the next week or so.

•	With us this morning, are Richard Ekstrand, RCC’s President, and CEO, Wesley Schultz, RCC’s chief financial officer and Ann Newhall, RCC’s Chief Operating Officer.

•	Please be mindful of this call’s one-hour time allotment when asking your questions.

•	So before we begin, I want to state that any comments about RCC’s future prospects are forward-looking and therefore involve certain risks and uncertainties.

•	These risks and uncertainties include but are not limited to: competitive considerations, success of customer enrollment and retention initiatives and the successful integration of new service areas.

•	These risks and uncertainties also include our ability to increase wireless usage and reduce customer acquisition costs, and to negotiate favorable roaming agreements.

•	We also must be able to service our debt.

•	Additionally, we must meet the continuous demands of changing technologies.

•	For additional risks and uncertainties, please see RCC’s Report on Form 10-K for the year ended December 31, 2002 and from time to time in other filings with the Securities and Exchange Commission.

•	In the course of this conference call, we will be referencing Non-GAAP performance measures.

•	For a reconciliation of Non-GAAP financial measures to comparable GAAP measures, please refer to our web site where you will find a Non-GAAP to GAAP reconciliation included in our February 24, 2004 press release.

•	And with that, I’ll turn it over to Rick Ekstrand.

CEO Discussion
Richard Ekstrand

•	Thanks Chris and good morning everyone,

•	We focus our energy and financial resources on providing our voice customers the best possible wireless networks in rural America.

•	Our customers value the coverage and as demonstrated by our numbers, our roaming customers also appreciate the quality of our service.

•	2003 was a defining year for us both financially and for our networks.

•	On the financial front, our results speak decisively.

•	Analyst consensus at the beginning of ‘03, certainly did not peg our EBITDA performance at $61 million for the fourth quarter or $242 million for the year.

•	Our 4th quarter EBITDA margin of 47% reflects solid revenue management and our proven cost control measures.

•	We are also pleased with our profitable 4th quarter results as we are reporting net income of $1.1 million or $.09 per share.

•	Many of you have expressed an interest in our network plans for next generation technology.

•	As you may recall, last year, we entered into new roaming agreements with AT&T, Cingular, T-Mobile and Verizon.

•	These agreements include region specific provisions for CDMA/1XRTT and GSM/GPRS networks.

•	Under those agreements, we launched next generation roaming services on over 100 cell sites in 2003 on time and under budget.

•	And our ‘04 construction phase is in full swing and on schedule.

•	As we announced last quarter, we entered into a property exchange agreement with AT&T Wireless that involved our Midwest, Northwest, and South regions.

•	At the close of this transaction, which we expect yet this quarter, three of our four regions will have next generation technology paths selected together with stable and multi- year roaming arrangements in place.

•	Our recently announced T-Mobile agreement also allows their customers to use these new GSM networks as well as our Wireless Alliance networks.

•	The T-Mobile minutes from this agreement are new minutes to our cellular footprint.

•	We expect to offer next generation service to many of our own customers throughout the course of this year.

•	In addition to completing our network overbuilds, we will be transitioning our billing systems to handle next generation services.

•	It is important to note, that we have handled billing transitions successfully over the past several years.

•	This transition will be handled with the same level of diligence and care.

•	Switching gears, RCC is required to comply with wireless number portability in our markets in May of this year.

•	We are confident in our ability to meet the porting requirements of this mandate.

•	Our strong networks and coverage areas make us an attractive alternative to the competition.

•	Additionally, and as a point of reference, there are approximately 2 million households in our current service areas.

•	About half are without a wireless phone.

•	Because of its many advantages, we firmly believe wireless is the service delivery mechanism of choice.

•	We believe the eventual porting of landline to wireless will have a positive impact on overall wireless customer growth.

•	This results in wireless companies having a greater share of total access lines.

•	With a lot of moving pieces this year, it goes without saying that our financial results may be affected by several key items including;

•	The integration and growth of the operating properties we receive from AT&T in our South region, which are expected to have less EBITDA than the Oregon 4 properties we are exchanging.

•	The timing and development of our unbuilt licenses.

•	The migration of roaming partners’ existing customer base to next generation technologies,

•	And the amount of new roaming minutes and revenue from T-Mobile.

•	Yet, going forward, we do look towards greater customer growth potential in both voice and data applications than in the past year.

•	We believe in the unique qualities of our rural strategy.

•	We believe our strong regional footprints together with the low population density of less than 25 people per square mile, position us well for a manageable roaming environment.

•	Our strategy to be one of the few public wireless carriers concentrating on rural America is contributing to our current financial results.

•	With all of our successes, we understand the challenges that our debt leverage presents yet are absolutely focused on bringing increasing value to our investors.

•	We are very pleased to be, once again, listed on the Nasdaq National Market.

•	We are also cognizant of the benefits security repurchases at a discount could have to our balance sheet.

•	While we have not purchased any securities to date, we continue to evaluate those opportunities.

•	We are also open to potential strategic adjustments to our service areas when they are in line with our long-term objectives.

•	So in closing, we are in an industry that is again poised for growth.

•	With only half of our 2 million-service area households having at least one wireless phone, we believe today more than ever, there is a real opportunity for the rest.

•	Our country’s economy is on the rebound and we are excited to be part of an enabling technology.

•	And with that, I’ll turn it over to Wes Schultz for our financial wrap up.

CFO Discussion
Wesley E. Schultz

•	Thanks, Rick.

•	EBITDA for the fourth quarter increased 28% to $61 million compared to $48 million last year.

•	And for the year, EBITDA increased to $242 million.

•	Of these totals, Wireless Alliance EBITDA was approximately $1.3 million for the quarter and $3.8 million for the year.

•	Net cash provided by operating activities continues to be strong, totaling $145 million for the year.

•	And lastly, we are reporting our second profitable quarter this year with 9 cents per share.

•	Contributing to our strong fourth quarter EBITDA was a 17% increase in outcollect minutes resulting in roaming revenue of $33.4 million.

•	And for the year, a 31% increase in outcollect minutes more than offset the decline in yield, resulting in roaming revenue increasing to $132 million.

•	AT&T, Cingular, T-Mobile and Verizon, accounted for approximately 90% of our roaming minutes.

•	However, these carriers represent less than 90% of our total roaming revenue.

•	As has been the case all year, service revenue continues to be strong and again speaks to the quality of our networks and customers.

•	During ‘03, we successfully leveraged our superior network coverage to preserve and grow a quality customer base.

•	As a result, LSR for the fourth quarter increased to $44 from $40 last year.

•	This increased LSR together with our customer growth resulted in service revenue for the quarter increasing 12% to $90.7 million as compared to $80.7 million last year.

•	We were able to accomplish this even though we currently do not market next- generation services in our regions.

•	Contributing to service revenue was universal service fund support payments that we received as a result of our ETC certification in Washington, Alabama, Maine and Mississippi.

•	In addition, during the fourth quarter, we have received ETC certification in Minnesota and Vermont and expect to begin receiving support payments during the first quarter of this year.

•	For the 4th quarter we received ETC support of approximately $3.8 million and $8.8 million for the year.

•	We expect to receive USF support payments in the low-to-mid $20 million range in 2004.

•	Although, .. we would have liked greater customer growth, we are very pleased with the positive growth trend in LSR and its affect on service revenue.

•	We believe that the quality of our networks in the areas we serve, together with the launching of our next generation networks currently under construction, present an attractive opportunity for us later in 2004, when we expect to have more competitive features to offer than we have today.

•	Our continued efficiency improvements are a result of our constant attention to operating costs.

•	Network cost as a percentage of total revenues decreased to 17.4% for the 4th quarter compared with 20.8% last year.

•	As they have in previous quarters, incollect minutes continue to grow; yet average incollect cost per minute dropped, resulting in incollect expense for the quarter declining to $9.8 million from $10.7 million last year.

•	For the year, incollect cost declined to $44.1 million as compared to $47.1 million last year.

•	Although SG&A is up this quarter, a significant portion of the increase resulted from the USF pass-through cost which increased to $2.6 million for the quarter as compared to $1.1 million last year.

•	SG&A as a percentage of total revenues, however, decreased to 27.2% for the 4th quarter compared with 27.6% last year.

•	Now turning to capital expenditures.

•	We have begun our next generation overlays, which is the primary reason for capital expenditures of $21.1 million for the quarter.

•	Capital expenditures were $53.7 million for all of 2003.

•	Looking ahead to 2004, we expect capital expenditures to be in the $100 million range, reflecting the continued build-out of our next-generation networks.

•	We still believe that capital expenditures will range from $190 to $230 million for 2003 through 2005.

•	We are likely to be at the high end of this range because of the build-out opportunities for our adjacent unbuilt licensed areas.

•	Net postpaid adds in 2003 were approximately 17,000 and we look to improving that number in 2004.

•	This improvement in net postpaid customer growth depends on several factors, including:

•	The success of our commercial launch of next generation products in three of our regions.

•	And the amount of synergies in our South Region provided from our enhanced operating footprint.

•	We also look for LSR and churn in 2004 to be comparable to 2003.

•	Moving to outcollect roaming, 2004 is a transition year for us primarily because of our AT&T property swap, which is expected to close yet this quarter.

•	Because of the loss of Oregon 4, we will likely experience lower roaming revenues this year.

•	It is important to note, that Oregon 4 provided approximately $15 million of roaming revenue last year.

•	In our remaining service areas, we expect minute increases from our roaming partners to again largely offset the expected yield declines.

•	As a point of reference, roaming yields declined $.05 per minute last year.

•	We expect roaming yields to decrease by approximately $.03 this year to about $0.18 per minute.

•	We also have certain incremental opportunities to increase outcollect roaming minutes in various regions this year.

•	One reason for our success in roaming last year was our expanded relationship with Cingular.

•	Likewise we’ve been working to develop our relationship with T-Mobile and recently announced an expanded agreement with them.

•	Cingular’s recently announced acquisition of AT&T is not expected to impact our anticipated outcollect minutes.

•	Now turning to our capital structure.

•	We continue to explore alternatives to improve our balance sheet.

•	At this point, we are satisfied with our current liquidity position keeping in mind;

•	Our anticipated capital expenditure requirements,

•	The upcoming credit facility amortization starting in ‘05 of $47 million and,

•	The requirement to refinance, or extend the maturity date of our $125 million 9 5/8% senior subordinated notes before November 15, 2007.

•	As you probably know, we announced the payment of PIK dividends on the Junior Preferred Stock in February.

•	And consistent with our practice for the previous two quarters, we did not pay the cash dividend on our Senior Exchangeable Preferred Stock.

•	We have had many questions regarding this practice.

•	Simply put, if we fail to comply with certain terms of the Senior Preferred Stock certificate of designation, including non-payment of cash dividends and the mandatory redemption obligation, the sole remedy of the holders will be the election of two directors to our board.

•	With our Senior Preferred Stock not maturing until May of 2010, we have not yet made a decision regarding their future scheduled redemption.

•	With that thank you, and I will now turn the teleconference back to the moderator, who will poll you for any questions.

CEO Closing Remarks
Rick Ekstrand

•	Thanks again for your interest in Rural Cellular.

•	Our focus on rural markets is a clear differentiator from our urban and suburban counterparts.

•	We have an experienced and focused management team.

•	Our operations are strong as evidenced by our results.

•	Our transition to next generation is well under way.

•	And with that, I look forward to discussing our first quarter results in May.